SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549


FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

TNT Designs, Inc.
(Exact name of registrant as specified in its charter)

     Delaware                 000-29449                 20-0937461
(State or other         (Commission File             (IRS Employer
jurisdiction of               Number)          Identification No.)
incorporation)

300 Center Avenue, Suite 202 Bay City MI           48708
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (989) 509-5954


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*	Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.01  Changes In Control of Registrant.

Effective June 16, 2009 Mr. Louis Bertoli acquired 1,990,000 shares of common stock of the Company from Ms. Anju Tandon in a private transaction for the sum of $173,130 which resulted in a change of control. Following the transaction Mr. Bertoli 's beneficial ownership interest in the Company was approximately 86%. The source of the funds for the private transaction were personal funds.

Item 5.02  Departure of Directors or Principal Officers.

On June 16, 2009 the Company accepted the resignation of Anju Tandon as the Company's President, Chief Executive Officer and Chairperson of the Board. The resignation did not arise from any disagreement on any matter relating to the Company's operations, policies or practices, nor regarding the general direction of the Company. Effective as of the same date, the Company elected and appointed Louis Bertoli as Chairman, Chief Executive Officer and President. On June 17, 2009 the Company elected and appointed Nitin Amersey as a Director, Secretary and Treasurer.

Item 8.01  Other Events.

Effective June 22, 2009 the Company has moved its executive offices to 300 Center Avenue, Suite 202 Bay City Michigan 48708.


       SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                        By __/s/ Nitin Amersey
							     Nitin Amersey
							     Secretary
Dated: June 22, 2009